Exhibit 99

VOTING AND SUPPORT AGREEMENT

VOTING AND SUPPORT AGREEMENT, dated as of October 30, 2018 (this “Agreement”) by and among LSC Communications, Inc., a Delaware corporation (the “Company”), and the trustees (the “Trustees”) under the Amended and Restated Voting Trust Agreement, dated as of June 25, 2010 (the “Voting Trust Agreement”), pursuant to which certain shares of capital stock of Quad/Graphics, Inc., a Wisconsin corporation (“Parent”), are held by the Quad/Graphics, Inc. Voting Trust (the “Voting Trust”).

RECITALS

WHEREAS, concurrently with the execution of this Agreement, Parent and the Company have entered into an Agreement and Plan of Merger, dated as of the date hereof (as it may be amended, supplemented, modified or waived from time to time, the “Merger Agreement”), providing for, among other things and subject to the terms and conditions of the Merger Agreement the merger of QLC Merger Sub, Inc., a wholly owned subsidiary of Parent (“Merger Sub”),  with and into the Company (the “Merger”), with the Company surviving the Merger as a wholly owned subsidiary of Parent;

WHEREAS, as of the date hereof, the Trustees have the right to vote or direct the voting of the Existing Trust Shares (as defined below), and the Beneficiaries are the Beneficial Owners of the Existing Trust Certificates (as defined below);

WHEREAS, it is a condition to the consummation of the Merger and the other transactions contemplated by the Merger Agreement that Parent obtain the Parent Shareholder Approval for the Parent Share Issuance at the Parent Shareholders Meeting; and

WHEREAS, the Trustees have been provided with the execution copy of the Merger Agreement and acknowledge that the Voting Trust will benefit directly and substantially from the consummation of the transactions contemplated thereby;

WHEREAS, as a condition and inducement to the willingness of the Company to enter into the Merger Agreement and the transactions contemplated thereby, the Company has required that each of the Trustees agree to, and each of the Trustees has agreed to, enter into this Agreement.

NOW, THEREFORE, in consideration of the foregoing and the representations, warranties, covenants and agreements contained herein, and intending to be legally bound hereby, the parties hereto hereby agree as follows:

1.                   Certain Definitions.

(a)              Capitalized terms used and not otherwise defined herein shall have the respective meanings ascribed to them in the Merger Agreement.

(b)              “Beneficial Owner” shall be interpreted in accordance with the term “beneficial owner” as defined in Rule 13d-3 adopted by the Securities and Exchange Commission (the “SEC”) under the Securities Exchange Act of 1934, as amended.  The terms “Beneficial Ownership,” “Beneficially Own” and “Beneficially Owned” shall have correlative meanings.

(c)               “Beneficiaries” means the beneficiaries of the Voting Trust.

(d)              “Existing Trust Certificates” means the trust certificates of the Voting Trust held by the Beneficiaries as of the date hereof, as set forth on Schedule A.

(e)               “Existing Trust Shares” means the number of Parent Shares or other securities of Parent Beneficially Owned and/or owned of record by the Trustees as of the date hereof, as set forth on Schedule B.

(f)                “Trust Certificates” means the Existing Trust Certificates, together with any trust certificates acquired by the Beneficiaries of the Voting Trust on or after the date hereof.

(g)               “Trust Shares” means the Existing Trust Shares, together with any Parent Shares or other securities of Parent that are transferred to the Trustees on or after the date hereof.

2.                   Agreement to Vote.

(a)              From the date hereof until the Expiration Date (as defined below), at the Parent Shareholders Meeting or any other meeting of the shareholders of Parent, however called, including any adjournment or postponement thereof, and in connection with any written consent of the shareholders of Parent, relating to any proposed action by the shareholders of Parent with respect to the matters set forth in Section 2(a)(ii) below, each Trustee hereby irrevocably and unconditionally agrees to:

(i)                                     appear at each such meeting or otherwise cause the Trust Shares that the Trustees have the right to vote or direct the voting of to be counted as present at each such meeting for purposes of calculating a quorum; and

(ii)                                  vote (or cause to be voted), in person or by proxy, or deliver (or cause to be delivered) a written consent covering, all of the Trust Shares to which it has, directly or indirectly, the right to vote or direct the voting, (A) in favor of the Parent Share Issuance and any other action of the shareholders of Parent in furtherance thereof; (B) in favor of any proposal to adjourn or postpone the Parent Shareholders Meeting to a later date if there are not sufficient votes to approve the Parent Share Issuance and/or if there are not sufficient shares present in person or by proxy at the Parent Shareholders Meeting to constitute a quorum and (C) against the following actions: (1) any action or proposal in favor of any merger, amalgamation, consolidation, share exchange, business combination, joint venture, sale of assets or securities or other similar transaction involving Parent or any of its Subsidiaries, the business of which constitutes 15% or more of the net revenues, net income or assets of Parent and its Subsidiaries, taken as a whole, or any liquidation, dissolution, recapitalization, extraordinary dividend or other significant corporate reorganization of Parent, the business of which constitutes 15% or more of the net revenues, net income or assets of Parent and its Subsidiaries, taken as a whole, or any combination of the foregoing other than the Merger, (2) any action or agreement submitted for approval to the shareholders of Parent that would reasonably be expected to result in a breach of any covenant, representation or warranty or any other obligation or agreement of Parent contained in the Merger Agreement or of the Trustees contained in this Agreement and (3) any other action or agreement submitted for approval to the shareholders of Parent that would reasonably be expected to impede, frustrate, interfere with, delay, postpone or adversely affect the Merger or the Parent Share Issuance or any other transaction contemplated by the Merger Agreement or this Agreement, including the consummation thereof; provided, however, that the parties acknowledge that this Agreement is entered into by each of the Trustees solely in his/her capacity as trustee of the Voting Trust and that nothing in this Agreement shall prevent such Trustee from discharging his/her fiduciary duties as a member of the board of directors of Parent.

(b)              Any vote required to be cast or consent required to be executed pursuant to Section 2(a) above shall be cast or executed in accordance with the applicable procedures relating thereto so as to ensure that it is duly counted for purposes of determining that a quorum is present (if applicable) and for purposes of recording the results of that vote or consent.  The Trustees shall provide the Company with at least five (5) Business Days’ written notice prior to signing any action proposed to be taken by written consent with respect to any of the Trust Shares. The obligations of the Trustees under this Agreement, including this Section 2, shall not be affected by any breach by the Company of any of its representations, warranties, agreements or covenants set forth in the Merger Agreement.

(c)               Each of the Trustees hereby covenants and agrees that, except for actions taken in furtherance of this Agreement, it (i) has not entered, and shall not enter at any time while this Agreement remains in effect, into any voting agreement or voting trust with respect to the Trust Shares other than the Voting Trust Agreement, and (ii) has not granted, and shall not grant at any time while this Agreement remains in effect, a proxy, a consent or power of attorney with respect to the Trust Certificates inconsistent with the terms of this Agreement.

3.                   Representations and Warranties of the Trustees.  Each Trustee hereby represents and warrants (solely in his/her capacity as a Trustee and not individually and not jointly and severally) to the Company as follows:

(a)              Authority; Binding Nature of Agreement.  Each Trustee has all requisite capacity, power and authority to execute, deliver and perform this Agreement and to consummate the transactions contemplated hereby, and no other proceedings or actions on the part of such Trustee are necessary or required under the Voting Trust Agreement to authorize the execution, delivery or performance of this Agreement or the consummation of the transactions contemplated hereby.  The execution and delivery of this Agreement by each Trustee, and the performance by each Trustee of such Trustee’s obligations under this Agreement, have been duly authorized by all necessary action on the part of such Trustee.  This Agreement has been duly executed and delivered by such Trustee and, assuming this Agreement constitutes a valid and binding obligation of the other parties hereto, constitutes a valid and binding obligation of such Trustee, enforceable in accordance with its terms, subject to (i) laws of general application relating to bankruptcy, insolvency and the relief of debtors, and (ii) rules of law governing specific performance, injunctive relief and other equitable remedies.

(b)              Ownership.  The Existing Trust Certificates listed on Schedule A are, and any additional trust certificates of the Voting Trust and any additional options to purchase trust certificates of the Voting Trust acquired by the Beneficiaries after the date hereof and prior to the Expiration Date will be, Beneficially Owned or of record by the Beneficiaries.  As of the date hereof, the Existing Trust Certificates listed on Schedule A constitute all of the Trust Certificates of the Voting Trust held of record, Beneficially Owned or for which voting power or disposition of power is held or shared by the Beneficiaries.  Except as permitted by Sections 5.01, 5.02, 5.03, 5.05, 5.06, 5.07 and 5.08 of the Voting Trust Agreement, the Beneficiaries may not transfer their Trust Certificates without the prior unanimous vote or written consent of the Trustees, and except as permitted by Sections 7.05(a) and 7.06 of the Voting Trust Agreement, the Beneficiaries may not transfer or withdraw Trust Shares from the Voting Trust without the prior unanimous vote or written consent of the Trustees.

(c)               Non-Contravention.  The execution and delivery of this Agreement by such Trustee and his/her obligations under this Agreement will not, (i) conflict with or violate any law, ordinance or regulation of any Governmental Body applicable to him/her or by which any of his/her assets or properties is bound or (ii) conflict with, result in any breach of or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, or require payment under, or result in the creation of any Encumbrance on his/her properties or assets pursuant to, any note, bond, mortgage, indenture, contract, agreement (including, for the avoidance of doubt, the Voting Trust Agreement), lease, license, permit, franchise or other instrument or obligation to which he/she is a party or by which his/her or any of his/her assets or properties is bound, except for any of the foregoing as would not reasonably be expected, either individually or in the aggregate, to prevent or materially impair the ability of such Trustee to perform his/her obligations hereunder.

(d)              No Preemptive Rights.  No Trustee or Beneficiary has any right of first refusal or any preemptive or similar rights to purchase any Parent Shares in connection with any issuance of Parent Shares.

(e)               Trustees.  Each Trustee is an existing trustee of the Voting Trust duly appointed in accordance with the Voting Trust Agreement and has not resigned or been removed as of the date hereof.  As of the date hereof, the Voting Trust does not have any trustee other than the Trustees.

(f)                Voting Power.  As of the date hereof, the Voting Trust owns of record, and has the sole right to vote, the Parent Shares as set forth on Schedule B constituting more than a majority of the voting power of all the outstanding Parent Shares, and such shares are not subject to Section 180.1150 of the Wisconsin Business Corporation Law.

(g)               Voting Trust Agreement.  The amended and restated voting trust agreement, dated as of June 25, 2010, filed as Exhibit 9.1 to Parent’s Current Report on Form 8-K, dated July 2, 2010 and filed on July 9, 2010, is a true and complete copy of the Voting Trust Agreement and is in full force and effect.

(h)              Reliance by the Company.  Each Trustee understands and acknowledges that the Company is entering into the Merger Agreement in reliance upon the execution and delivery of this Agreement by such Trustee.

4.                   Representations and Warranties of the Company.  The Company represents and warrants to the Trustees and Beneficiaries as follows:

(a)              Authority; Binding Nature of Agreement.  The Company has all requisite corporate power and authority to execute, deliver and perform this Agreement and to consummate the transactions contemplated hereby.  The execution and delivery of this Agreement by the Company, and the performance by the Company of its obligations under this Agreement, have been duly authorized by all necessary action on the part of the Company.  This Agreement has been duly executed and delivered by the Company and, assuming this Agreement constitutes a valid and binding obligation of the other parties hereto, constitutes a valid and binding obligation of the Company, enforceable in accordance with its terms, subject to (i) laws of general application relating to bankruptcy, insolvency and the relief of debtors, and (ii) rules of law governing specific performance, injunctive relief and other equitable remedies.

5.                   Restrictions on Transfer of Trust Certificates and Trust Shares; Compliance with the Merger Agreement.

(a)              Except as provided in Section 5(b), each Trustee hereby covenants and agrees that, during the period from the date of this Agreement until the date Parent Shareholder Approval is obtained, such Trustee shall not (i) sell, transfer, pledge, encumber, assign, distribute, gift or otherwise dispose of, or consent to any of the foregoing (collectively, a “Transfer”), (ii) enter into any contract, option or other arrangement or understanding with respect to any Transfer (whether by actual disposition or effective economic disposition due to hedging, cash settlement or otherwise) of, any of the Existing Trust Shares, any additional Parent Shares and options to purchase Parent Shares acquired beneficially or of record by such Trustee after the date hereof, or any interest therein, or (iii) approve any withdrawals of Trust Shares represented by the Trust Certificates from the Voting Trust pursuant to Section 7.05(b) of the Voting Trust Agreement, in each case, without the prior written consent of the Company.  Any purported Transfer of the Trust Shares in violation of this Section 5 shall be null and void ab initio.

(b)              Notwithstanding the provisions of Section 5(a), (i) the Beneficiaries may withdraw Trust Shares represented by the Trust Certificates from the Voting Trust pursuant to and in accordance with Section 7.05(a) of the Voting Trust Agreement, and the Trustees may allow any such withdrawals and (ii) (A) the Beneficiaries may withdraw Trust Shares represented by the Trust Certificates from the Voting Trust pursuant to and in accordance with Section 7.05(b) of the Voting Trust Agreement, and the Trustees may allow any such withdrawals and (B) the Trustees and/or the Beneficiaries may sell or otherwise Transfer Parent Shares, provided that no withdrawal, sale or Transfer shall be permitted pursuant to this clause (ii) if following such withdrawal, sale or Transfer (assuming the maximum permitted withdrawal under clause (i) during the calendar year) would result in the Voting Trust ceasing to hold, or the Trustees not having Beneficial Ownership of, at least 60% of the total voting power of Parent.

(c)               The Trustees will take all actions necessary to comply with, and cause Parent to comply with, Section 6.14 of the Merger Agreement.

6.                   Stop Transfer; Changes in Trust Shares.  Each Trustee hereby agrees with, and covenants to, the Company that (a) this Agreement and the obligations hereunder shall attach to the Trust Shares and shall be binding upon any Person or entity to which legal or Beneficial Ownership shall pass, whether by operation of Law or otherwise, including its successors or assigns; and (b) except as provided in Section 5(b), prior to the date Parent Shareholder Approval is obtained, no Trustee shall request that Parent register the transfer (book-entry or otherwise) of any certificate or uncertificated interest representing any or all of the Trust Shares.  In the event of a stock split, stock dividend or distribution, or any change in the Parent Shares by reason of any split-up, reverse stock split, recapitalization, combination, reclassification, exchange of Parent Shares or the like, the terms “Existing Trust Shares” and “Trust Shares” shall be deemed to refer to and include such Parent Shares as well as all such stock splits, dividends and distributions and any securities into which or for which any or all of such Parent Shares may be converted, changed or exchanged or which are otherwise received in such transaction.

7.                   Publication.  Each Trustee (a) hereby authorizes, in such Trustee’s capacity as a shareholder of Parent only, the publication and disclosure by Parent and the Company in any press release or in the Proxy Statement/Prospectus, S-4 Registration Statement (including all documents and schedules filed with the SEC) or other disclosure document required in connection with the Merger Agreement or the transactions contemplated thereby, its identity and holdings of the Trust Shares and the existence and terms of this Agreement, and (b) hereby agrees to reasonably cooperate with Parent and the Company in connection with such filings.  Each Trustee hereby agrees to as promptly as practicable notify Parent and the Company of any required corrections with respect to any information supplied by such Trustee, if and to the extent that any information shall contain any untrue statement of material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading.

8.                   Additional Parent Shares.  Each Trustee agrees, during the period from the date of this Agreement until the Expiration Date, to notify the Company promptly in writing of the number of any additional Parent Shares, any additional options to purchase Parent Shares or other securities acquired by the Trustees, if any, after the date hereof.

9.                   No Ownership Interest.  Nothing contained in this Agreement shall be deemed to vest in the Company any direct or indirect ownership or incidence of ownership of or with respect to any Trust Shares.  All rights, ownership and economic benefits of and relating to the Trust Shares shall remain vested in and belong to the Trustees and/or the Beneficiaries, and the Company shall have no authority to manage, direct, superintend, restrict, regulate, govern or administer any of the policies or operations of Parent or exercise any power or authority to direct the Trustees in the voting of any of the Trust Shares, except as otherwise provided herein.

10.            No Breach.  Each of the Trustees agrees, during the period from the date of this Agreement until the Expiration Date, not to (a) take, agree or commit to take any action that would make any representation and warranty of such Trustee contained in this Agreement inaccurate in any material respect as of any time during the term of this Agreement, (b) agree or commit to take any action necessary to prevent any such representation or warranty from being inaccurate in any material respect at any such time or (c) agree or commit to take any action that would constitute a breach of any covenant of such Trustee contained in this Agreement.

11.            Changes to Voting Trust Agreement.

(a)              To the extent permitted by the Voting Trust Agreement, each of the Trustees agrees, during the period from the date of this Agreement until the Expiration Date, not to appoint any additional trustee under the Voting Trust Agreement unless, prior to such appointment, (i) such Trustee provides to the Company prior written notice at least five (5) days prior to the date of such appointment and (ii) such Person who will be appointed as a trustee under the Voting Trust Agreement agrees in writing, in form and substance reasonably acceptable to the Company, to be subject to the terms and conditions of this Agreement (including the voting obligations hereunder) and to be bound by the terms and conditions of this Agreement.

(b)              To the extent permitted by the Voting Trust Agreement, each of the Trustees agrees, during the period from the date of this Agreement until the Expiration Date, not to amend the Voting Trust Agreement in a manner that adversely affects the ability of such Trustee to comply with its obligations under this Agreement and, in any event, such Trustee shall provide to the Company written notice at least five (5) days prior to the effective date of any amendment to the Voting Trust Agreement.

12.            Termination.  This Agreement shall terminate without further action upon the earliest to occur of (a) the Effective Time and (b) the termination of the Merger Agreement in accordance with its terms (the date and time at which the earliest of clause (a) and clause (b) occurs being, the “Expiration Date”).  Upon termination of this Agreement, no party shall have any further obligations or liabilities under this Agreement; provided, however, that (i) nothing set forth in this Section 12 shall relieve any party from liability for any material breach of any representation, warranty or covenant contained in this Agreement occurring prior to the termination hereof; and (ii) the provisions of this Section 12 and Section 14 through Section 21 shall survive any termination of this Agreement.

13.            Further Assurances.  From time to time, at the other party’s request and without further consideration, each party hereto shall execute and deliver such additional instruments and other documents and shall take all such further actions as may be necessary or desirable to effectuate, carry out and comply with all of the terms of this Agreement and the transactions contemplated thereby.

14.            Notices.  Any notice or other communications required or permitted under, or otherwise given in connection with, this Agreement shall be in writing and shall be deemed to have duly given (a) on the date of receipt if delivered by registered or certified mail (return receipt requested, postage prepaid), (b) on the date of receipt if delivered by national overnight courier (providing proof of deliver) or (c) on the date delivered if sent by email (provided confirmation of email receipt is obtained), in each case, as follows:

if to the Company, to:

LSC Communications, Inc.

191 N. Wacker Dr., Suite 1400

Chicago, IL 60606

Attn: Suzanne S. Bettman, General Counsel

Email: sue.bettman@lsccom.com

(with a copy, which shall not constitute notice, to):

Sullivan & Cromwell LLP

125 Broad St.

New York, NY 10004

Attn: Audra D. Cohen

E-mail: cohena@sullcrom.com

if to the Trustees to the addresses listed next to its/his/her name on Schedule A and/or Schedule B

(with copies to, which shall not constitute notice):

Quad/Graphics, Inc.

N61 W23044 Harry’s Way

Sussex, WI 53089-3995

Attn: Jennifer J. Kent, Executive Vice President of Administration and General Counsel

E-mail: jkent@qg.com

and

Foley & Lardner LLP

777 East Wisconsin Avenue

Milwaukee, WI 53202

Attn: Patrick G. Quick

Russell E. Ryba

E-mail: pquick@foley.com

rryba@foley.com

or to such other persons or addresses as may be designated in writing by the party to receive such notice as provided above.

15.            Amendment and Modification; Waivers.  This Agreement may not be amended, modified or supplemented, except by an instrument in writing signed on behalf of each of the parties hereto.  Any agreement on the part of a party to any waiver of any obligation of the other parties shall be valid only if set forth in an instrument in writing signed on behalf of such waiving party.  The failure of any party to asset any of its rights under this Agreement or otherwise shall not constitute a waiver of such rights, nor shall any single or partial exercise by any party of any of its rights under this Agreement preclude any other or further exercise of such rights or any other rights under this Agreement.

16.            Expenses.  All costs and expenses incurred in connection with this Agreement shall be paid by the party incurring such cost or expense.

17.            Assignment.  Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other parties, and any such assignment without such consent shall be null and void.  Subject to the foregoing, this Agreement shall be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and permitted assigns.

18.            Governing Law; Jurisdiction.

(a)              THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH THE LAW OF THE STATE OF WISCONSIN WITHOUT REGARD TO THE CONFLICT OF LAW PRINCIPLES THEREOF TO THE EXTENT THAT SUCH PRINCIPLES WOULD HAVE THE EFFECT OF APPLYING THE LAWS OF, OR DIRECTING A MATTER TO, ANOTHER JURISDICTION.

(b)              The parties hereby irrevocably submit to the personal jurisdiction of the courts of the State of Wisconsin and the Federal courts of the United States of America located in the State of Wisconsin solely in respect of the interpretation and enforcement of the provisions of this Agreement and of the documents referred to in this Agreement, and in respect of the transactions contemplated hereby, and hereby waive, and agree not to assert, as a defense in any action, suit or proceeding for the interpretation or enforcement of this Agreement or of any such document, that it is not subject thereto or that such action, suit or proceeding may not be brought or is not maintainable in said courts or that the venue thereof may not be appropriate or that this Agreement or any such document may not be enforced in or by such courts, and the parties hereto irrevocably agree that all claims relating to such action, proceeding or transactions shall be heard and determined in such a Wisconsin State or Federal court.  The parties hereby consent to and grant any such court jurisdiction over the person of such parties and, to the extent permitted by Law, over the subject matter of such dispute and agree that mailing of process or other papers in connection with any such action or proceeding in the manner provided in Section 14 or in such other manner as may be permitted by Law shall be valid and sufficient service thereof.

19.            WAIVER OF JURY TRIAL.  EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS

LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT.  EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (I) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (II) EACH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (III) EACH PARTY MAKES THIS WAIVER VOLUNTARILY, AND (IV) EACH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 19.

20.            Counterparts.  This Agreement may be executed in several counterparts, each of which shall be deemed an original and all of which shall constitute one and the same instrument.  The exchange of a fully executed Agreement (in counterparts or otherwise) by facsimile or PDF shall be sufficient to bind the parties to the terms and conditions of this Agreement.

21.            Entire Agreement; Third Party Beneficiaries.  This Agreement (including Schedule A and Schedule B hereto and, to the extent referred to in this Agreement, the Merger Agreement, together with the agreements and other documents and instruments referred to herein or therein or annexed hereto or thereto) (a) constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof and thereof and (b) is not intended to confer any rights, benefits, remedies, obligations or liabilities upon any Person other than the parties hereto and their respective successors and assigns.

22.            Severability.  If any term, provision, covenant or restriction in this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void, unenforceable or against its regulatory policy the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated, so long as the economic and legal substance of the transactions contemplated hereby, taken as a whole, are not affected in a manner materially adverse to any party hereto.  Upon any such determination, the parties shall negotiate in good faith in an effort to agree upon a suitable and equitable substitute provision to effect the original intent of the parties as closely as possible and to the end that the transactions contemplated hereby shall be fulfilled to the maximum extent possible.

23.            Specific Performance.  The parties agree that irreparable damage would occur and the parties would not have any adequate remedy at law in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached.  It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in any Wisconsin state court or any Federal court of the United States of America located in the State of Wisconsin, and in any action for specific performance, each party hereby waives the defense of adequacy of a remedy at law and waives any requirement for the securing or posting of any bond in connection with such remedy, this being in addition to any other remedy to which they are entitled at law or in equity.

24.            Headings; Interpretation.  The descriptive headings used herein are inserted for convenience of reference only and are not intended to be part of or to affect the meaning or interpretation of this Agreement.  The words “include”, “includes” and “including” shall be deemed to be followed by “without limitation” whether or not they are in fact followed by such words or words of like import.  The words “hereof”, “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement.  The word “will” shall be construed to have the same meaning and effect as the word “shall”.  Whenever “knowledge” is used in this Agreement, it shall be deemed to mean the actual knowledge of the Trustees and the Beneficiaries.  All Schedules annexed hereto or referred to herein are hereby incorporated in and made a part of this Agreement as if set forth in full herein.  The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such term.  The parties have participated jointly in negotiating and drafting this Agreement.  In the event that an ambiguity or a question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provision of this Agreement.

[Remainder of page intentionally left blank]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

LSC COMMUNICATIONS, INC.

By	/s/ Thomas J. Quinlan, III
	Name:	Thomas J. Quinlan, III
	Title:	Chairman, President and Chief Executive Officer

[Signature Page to Voting Agreement]

IN WITNESS WHEREOF, each of the Trustees and the Beneficiaries has executed this Agreement as of the date first written above.

VOTING TRUST TRUSTEES

By	/s/ J. Joel Quadracci
	Name:	J. Joel Quadracci, Trustee

By	/s/ Kathryn Quadracci Flores
	Name:	Kathryn Quadracci Flores, Trustee

By	/s/ Elizabeth Quadracci Harned
	Name:	Elizabeth Quadracci Harned, Trustee

By	/s/ David A. Blais
	Name:	David A Blais, Trustee

[Signature Page to Voting Agreement]

SCHEDULE A

EXISTING TRUST CERTIFICATES

Name	Number of Trust Certificates Owned of Record
WINDHOVER FOUNDATION	1,018
ELIZABETH E QUADRACCI	1,467,958
H. RICHARD QUADRACCI 2010 Trust	259,939
RICHARD’S CHILDRENS TRUST	115,762
JOEL QUADRACCI	773,403
JOEL & CARAN QUADRACCI	780
CARAN QUADRACCI	2,517
KATHRYN Q. FLORES	741,172
RAJA FLORES	4,918
1992 TRUST FBO JOEL QUADRACCI	113,395
1992 TRUST FBO ELIZABETH Q. HARNED	113,435
ISABELLA FLORES 1999 TRUST	26,599
KAITLIN FLORES 2000 TRUST	26,599
HARRY FLORES 2002 TRUST	26,599
ISABELLA FLORES 2017 TRUST	2,545
KAITLIN FLORES 2017 TRUST	2,545
HARRY FLORES 2017 TRUST	2,545
JOEL QUADRACCI 2012 DGT #1	809,525
KATHRYN QUADRACCI FLORES 2012 DGT #1	643,984
ELIZABETH QUADRACCI HARNED 2012 DGT #1	809,525
H. RICHARD QUADRACCI 2012 DGT #1	809,527
JOEL QUADRACCI 2012 DGT #2	582,726
KATHRYN QUADRACCI FLORES 2012 DGT #2	582,726
ELIZABETH QUADRACCI HARNED 2012 DGT #2	582,726
H. RICHARD QUADRACCI 2012 DGT #2	582,724
HARRY V. QUADRACCI 1998 TRUST FBO H. RICHARD QUADRACCI	570,801
JJQ 2015 LLC	542,261
Larry Betz RKF LLC	542,196
JACACK LLC	542,261
JJQ 2017 LLC	74,948

Larry Betz RKF II LLC	74,948
ELIZABETH QUADRACCI HARNED	806,152
E. M. QUADRACCI & C. B. HARNED AS JT TEN WROS	17,381
CHRISTOPHER B. HARNED	2,174
1992 TRUST FBO H. RICHARD QUADRACCI	28,629
JACACK 2017 LLC	74,949
SINSINAWA INDUSTRIES LLC	74,949
MEGHAN QUADRACCI 2001 TRUST	24,580
HALLE QUADRACCI 2003 TRUST	24,579
DANICA QUADRACCI 2008 TRUST	24,579
ELIZABETH HARNED 2003 TRUST	15,919
KATHERINE HARNED 2004 TRUST	15,919
WILLIAM HARNED 2006 TRUST	15,919
ALEXANDER HARNED 2007 TRUST	15,919
QUADGRAPHICS INC. VOTING TRUST DTD 9/1/1982	Class A stock 10,046

SCHEDULE B

EXISTING TRUST SHARES

Number of Parent Shares Beneficially Owned and of Record:	10,046 shares of class A common stock 12,574,255 shares of class B common stock

Address for Notices:	c/o Quad/Graphics, Inc. N61 W23044 Harry’s Way Sussex, WI 53089-3995 Attn: J. Joel Quadracci